UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 24, 2013

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2013, WSFS Financial Corporation, or WSFS, announced that it entered into an Agreement and Plan of Reorganization, or the Agreement, with First Wyoming Financial Corporation, or First Wyoming, providing for, among other things, the merger of First Wyoming with and into WSFS, or the Merger, with WSFS as the surviving entity. The Agreement also provides for the merger of The First National Bank of Wyoming, a national banking association and wholly owned subsidiary of First Wyoming, with and into Wilmington Savings Fund Society, FSB, a federal savings bank and wholly owned subsidiary of WSFS, with Wilmington Savings Fund Society, FSB as the surviving entity.

Holders of shares of First Wyoming common stock, par value $0.01, will receive aggregate consideration consisting of approximately $32.0 million in cash and 452,756 shares of WSFS common stock, $0.01 par value,. Under the terms of the Agreement, at the effective time of the Merger each share of First Wyoming common stock will be converted into the right to receive either 0.8484 shares of WSFS common stock, or a Stock Election, or $60.00 in cash, or a Cash Election. All such elections are subject to adjustment on a pro rata basis except for elections made by stockholders who elect to receive the Stock Consideration for half of the shares of First Wyoming common stock held by such stockholder and to receive the Cash Consideration for the remaining half of the shares of First Wyoming common stock held by such stockholder, so that approximately 50% of the aggregate consideration paid to First Wyoming stockholders will be in cash and the remaining approximately 50% will be in WSFS common stock.

WSFS and First Wyoming have made customary representations, warranties and covenants in the Agreement including, among others, covenants relating to (1) the conduct of First Wyoming’s business during the interim period between the execution of the Merger Agreement and the Closing, (2) each party’s obligations to facilitate First Wyoming’s stockholders’ consideration of, and voting upon, the Agreement and the Merger, (3) the recommendation by the First Wyoming board of directors in favor of approval of the Agreement and the Merger by its stockholders, and (4) First Wyoming’s non-solicitation obligations relating to alternative business combination transactions. The Merger is subject to customary closing conditions, including (1) approval of the Agreement by First Wyoming’s stockholders, (2) receipt of required regulatory approvals without the imposition of a condition that would have or be reasonably likely to have a burdensome effect on WSFS, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the Nasdaq Global Market of WSFS common stock to be issued in the Merger, and (5) the effectiveness of the registration statement for WSFS common stock to be issued in the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Agreement, and (3) receipt by such party of an opinion from WSFS’ counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended. . The Merger Agreement contains certain termination rights for both WSFS and First Wyoming, including the right of WSFS to terminate on or before the 60th day after the date of the Agreement if certain compliance reviews are not satisfactory to WSFS. Upon termination of the Agreement under certain specified circumstances, First Wyoming would be required to pay WSFS a termination fee of $2.88 million.

The foregoing description of the Merger and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, First Wyoming or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of WSFS, First Wyoming or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by WSFS.

Additional Information and Where to Find It

In connection with the proposed transaction, WSFS expects to file a proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about WSFS and First Wyoming and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of First Wyoming. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from WSFS by directing such requests to: WSFS Financial Corporation, Attention: Investor Relations WSFS Bank Center 500 Delaware Avenue, Wilmington, DE 19801, or from First Wyoming Financial Corporation by directing such requests to: First Wyoming Financial Corporation, Attention: Investor Relations, 120 West Camden-Wyoming Avenue, Wyoming, DE 19934.

Participants in the Solicitation

WSFS and First Wyoming and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from WSFS’s website at http://www.wsfsbank.com.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

2.1	Agreement and Plan of Reorganization, dated as of November 24, 2013, by and between WSFS Financial Corporation and First Wyoming Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: November 29, 2013	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of November 24, 2013, by and between WSFS Financial Corporation and First Wyoming Financial Corporation.